BY-LAWS


                                       OF


                    AMERICAN TISSUE MILLS OF WISCONSIN, INC.


                (Formed under the laws of the State of New York)

                                    ARTICLE I

                                  SHAREHOLDERS

     Section 1. Annual Meeting. A meeting of the shareholders shall be held annually for the election of directors and the transaction of other business on such date in each year as may be determined by the Board of Directors, but in no event later than 180 days following the end of the fiscal year of the Corporation.

     Section 2. Special Meetings. Special meetings of the shareholders may be called by the Board of Directors or, subject to the control of the Board, by the President and shall be called by the Board upon the written request of the holders of record of a majority of the outstanding shares of the Corporation entitled to vote at the meeting requested to be called. Such request shall state the purpose or purposes of the proposed meeting. At such meetings the only business which may be transacted is that relating to the purpose or purposes set forth in the notice thereof.

     Section 3. Place of Meetings. Meetings of shareholders shall be held at such place, within or without the State of New York, as may be fixed by the Board of Directors. If no place is so fixed, such meetings shall be held at the office of the Corporation in the State of New York.

     Section 4. Notice of Meetings. Notice of each meeting of shareholders shall be given in writing and shall state the place, date and hour of the meeting and the purpose or purposes for which the meeting is called. Notice of a special meeting shall indicate that it is being issued by or at the direction of the person or persons calling or requesting the meeting.

     If, at any meeting, action is proposed to be taken which would, if taken, entitle objecting shareholders to receive payment for their shares, the notice shall include a statement of that purpose and to that effect.

     Section 5. Waiver of Notice. Notice of meeting need not be given to any shareholder who submits a signed waiver of notice, in person or by proxy, whether before or after the meeting. The attendance of any shareholder at a meeting, in person or by proxy, without protesting prior to the conclusion of the meeting the lack of notice of such meeting, shall constitute a waiver of notice by him.

     Section 6. Inspectors of Election. The Board of Directors, in advance of any shareholders' meeting, may appoint one or more inspectors to act at the meeting or any adjournment thereof. If inspectors are not so appointed, the person presiding at a shareholders' meeting may, and on the request of any shareholder entitled to vote thereat shall, appoint two inspectors.

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In case any person appointed fails to appear or act, the vacancy may be filled by appointment made by the Board in advance of the meeting or at the meeting by the person presiding thereat. Each inspector, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his ability.

     The inspectors shall determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum,and the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all shareholders. On request of the person presiding at the meeting or any shareholder entitled to vote thereat, the inspectors shall make a report in writing of any challenge, question or matter determined by them and execute a certificate of any fact found by them. Any report or certificate made by them shall be prima facie evidence of the facts stated and of the vote as certified by them.

     Section 7. List of Shareholders at Meetings. A list of shareholders as of the record date, certified by the Secretary or any Assistant Secretary or by a transfer agent, shall be produced at any meeting of shareholders upon the request thereat or prior thereto of any shareholder. If the right to vote at any meeting is challenged, the inspectors of election, or person presiding thereat, shall require such list of shareholders to be produced as evidence of the right of the persons challenged to vote at such meeting, and all persons who appear from such list to be shareholders entitled to vote thereat may vote at such meeting.

     Section 8. Qualification of Voters. Unless otherwise provided in the certificate of incorporation, every shareholder of record shall be entitled at every meeting of shareholders to one vote for every share standing in his name on the record of shareholders.

     Treasury shares as of the record date and shares held as of the record date by another domestic or foreign corporation of any type or kind, if a majority of the shares entitled to vote in the election of directors of such other corporation is held as of the record date by the Corporation, shall not be shares entitled to vote or to be counted in determining the total number of outstanding shares.

     Shares held by an administrator, executor, guardian, conservator, committee, or other fiduciary, except a trustee, may be voted by him, either in person or by proxy, without transfer of such shares into his name. Shares held by a trustee may be voted


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by him, either in person or by proxy, only after the shares have been transferred into his name as trustee or into the name of his nominee.

     Shares standing in the name of another domestic or foreign corporation of any type or kind may be voted by such officer, agent or proxy as the by-laws of such corporation may provide, or, in the absence of such provision, as the board of directors of such corporation may determine.

     A shareholder shall not sell his vote or issue a proxy to vote to any person for any sum of money or anything of value except as permitted by law.

     Section 9. Quorum of Shareholders. The holders of a majority of the shares entitled to vote thereat shall constitute a quorum at a meeting of shareholders for the transaction of any business, provided that when a specified item of business is required to be voted on by a class or series, voting as a class, the holders of a majority of the shares of such class or series shall constitute a quorum for the transaction of such specified item of business.

     When a quorum is once present to organize a meeting, it is not broken by the subsequent withdrawal of any shareholders.

     The shareholders who are present in person or by proxy and who are entitled to vote may, by a majority of votes cast, adjourn the meeting despite the absence of a quorum.

     Section 10. Proxies. Every shareholder entitled to vote at a meeting of shareholders or to express consent or dissent without a meeting may authorize another person or persons to act for him by proxy.

     Every proxy must be signed by the shareholder or his attorney-in-fact. No proxy shall be valid after the expiration of 11 months from the date thereof unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the shareholder executing it, except as otherwise provided by law.

     The authority of the holder of a proxy to act shall not be revoked by the incompetence or death of the shareholder who executed the proxy unless before the authority is exercised, written notice of an adjudication of such incompetence or of such death is received by the Secretary or any Assistant Secretary.

     Section 11. Vote or Consent of Shareholders.

Directors shall, except as otherwise required by law or by written agreement among the shareholders, be elected by a plurality of the votes cast at a meeting of shareholders by the holders of shares


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entitled to vote in the election.

     Whenever any corporate action, other than the election of directors, is to be taken by vote of the shareholders, it shall, except as otherwise required by law or by written agreement among the shareholders, be authorized by a majority of the votes cast at a meeting of shareholders by the holders of shares entitled to vote thereon.

     Whenever shareholders are required or permitted to take any action by vote, such action may be taken without a meeting on written consent, setting forth the action so taken, signed by the holders of all outstanding shares entitled to vote thereon. Written consent thus given by the holders of all outstanding shares entitled to vote shall have the same effect as a unanimous vote of shareholders.

     Section 12. Fixing Record Date. For the purpose of determining the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or to express consent to or dissent from any proposal without a meeting, or for the purpose of determining shareholders entitled to receive payment of any dividend or the allotment of any rights, or for the purpose of any other action, the Board of Directors may fix, in advance, a date as the record date for any such determination of shareholders. Such date shall not be more than fifty (50) nor less than ten (10) days before the date of such meeting, nor more then fifty (50) days prior to any other action.

     When a determination of shareholders of record entitled to notice of or to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof, unless the Board of Directors fixes a new record date for the adjourned meeting.

                                   ARTICLE II

                               BOARD OF DIRECTORS

     Section 1. Power of Board and Qualification of Directors. The business of the Corporation shall be managed by the Board of Directors. Each director shall be at least eighteen (18) years of age.

     Section 2. Number of Directors. The number of directors constituting the entire Board of Directors shall be the number, not less than one (1) nor more than five (5), fixed from time to time by a majority of the total number of directors which the Corporation would have, prior to any increase or decrease, if there were no vacancies, provided, however, that no decrease shall shorten the term of an incumbent director, and provided further, however, that if all of the shares of the Corporation are owned



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beneficially and of record by less than three (3) shareholders, the number of directors may be less than three (3) but not less than the number of shareholders. Until otherwise fixed by the directors, the number of directors constituting the entire Board shall be two (2).

     Section 3. Election and Term of Directors. At each annual meeting of shareholders, directors shall be elected to hold office until the next annual meeting and until their successors have been elected and qualified.

     Section 4. Quorum of Directors and Action by the Board. A majority of the entire Board of Directors shall constitute a quorum for the transaction of business, and, except where otherwise provided by these by-laws or by written agreement among the shareholders, the vote of a majority of the directors present at a meeting at the time of such vote, if a quorum is then present, shall be the act of the Board.

     Any action required or permitted to be taken by the Board of Directors or any committee thereof may be taken without a meeting if all members of the Board or the committee consent in writing to the adoption of a resolution authorizing the action. The resolution and the written consent thereto by the members of the Board or committee shall be filed with the minutes of the proceedings of the Board or committee.

     Section 5. Meetings of the Board. An annual meeting of the Board of Directors shall be held in each year directly after the annual meeting of shareholders. Regular meetings of the Board shall be held at such times as may be fixed by the Board. Special meetings of the Board may be held at any time upon the call of the President or any two (2) directors.

     Meetings of the Board of Directors shall be held at such places as may be fixed by the Board for annual and regular meetings and in the notice of meeting for special meetings. If no place is so fixed, meetings of the Board shall be held at the principal office of the Corporation. Any one (1) or more members of the Board of Directors may participate in meetings by means of a conference telephone or similar communications equipment.

     No notice need be given of annual or regular meetings of the Board of Directors. Notice of each special meeting of the Board shall be given to each director either by mail not later than noon, New York time, on the third day prior to the meeting or by telegram, written message or orally to the director not later than noon, New York time, on the day prior to the meeting. Notices are deemed to have been given: by mail, when deposited in the United States mail; by telegram at the time of filing; and by messenger at the time of delivery. Notices by mail, telegram or messenger shall be sent to each director at the address designated by him for that


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purpose, or, if none has been so designated, at his last known residence or business address.

     Notice of a meeting of the Board of Directors need not be given to any director who submits a signed waiver of notice whether before or after the meeting, or who attends the meeting without protesting, prior thereto or at its commencement, the lack of notice to him.

     A notice, or waiver of notice, need not specify the purpose of any meeting of the Board of Directors.

     A majority of the directors present, whether or not a quorum is present, may adjourn any meeting to another time and place. Notice of any adjournment of a meeting to another time or place shall be given, in the manner described above, to the directors who were not present at the time of the adjournment and, unless such time and place are announced at the meeting, to the other directors.

     Section 6. Resignations. Any director of the Corporation may resign at any time by giving written notice to the Board of Directors or to the President or to the Secretary of the Corporation. Such resignation shall take effect at the time specified therein; and unless otherwise specified therein the acceptance of such resignation shall not be necessary to make it effective.

     Section 7. Removal of Directors. Any one or more of the directors may be removed for cause by action of the Board of Directors. Any and all of the directors may be removed with or without cause by vote of the shareholders.

     Section 8. Newly Created Directorships and Vacancies. Newly created directorships resulting from an increase in the number of directors and vacancies occurring in the Board of Directors for any reason except the removal of directors by shareholders may be filled by vote of a majority of the directors then in office, although less than a quorum exists, unless otherwise agreed upon by the Corporation or its shareholders. Vacancies occurring as a result of the removal of directors by shareholders shall be filled by the shareholders, unless otherwise agreed upon by the Corporation or its shareholders. A director elected to fill a vacancy shall be elected to hold office for the unexpired term of his predecessor.

     Section 9. Executive and Other Committees of Directors. The Board of Directors, by resolution adopted by a majority of the entire Board, may designate from among its members an executive committee and other committees each consisting of three (3) or more directors and each of which, to the extent provided in the resolution, shall have all the authority of the Board, except that


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no such committee shall have authority as to the following matters:

          (1) The submission to shareholders of any action that needs shareholders' approval;

          (2) The filling of vacancies in the Board or in any committee;

          (3) The fixing of compensation of the directors for serving on the Board or on any committee;

          (4) The amendment or repeal of the by-laws, or the adoption of new by-laws;

          (5) The amendment or repeal of any resolution of the Board which, by its term, shall not be so amendable or repealable; or

          (6) The removal or indemnification of directors.

     The Board of Directors may designate one or more directors as alternate members of any such committee, who may replace any absent member or members at any meeting of such committee.

     Unless a greater proportion is required by the resolution designating a committee, a majority of the entire authorized number of members of such committee shall constitute a quorum for the transaction of business, and the vote of a majority of the members present at a meeting at the time of such vote, if a quorum is then present, shall be the act of such committee.

     Each such committee shall serve at the pleasure of the Board of Directors.

     Section 10. Compensation of Directors. The Board of Directors shall have authority to fix the compensation of directors for services in any capacity.

     Section 11. Interest of Directors in a Transaction. Unless shown to be unfair and unreasonable as to the Corporation, no contract or other transaction between the Corporation and one (1) or more of its directors, or between the Corporation and any other corporation, firm, association or other entity in which one (1) or more of the directors are directors or officers, or are financially interested shall be either void or voidable, irrespective of whether such interested director or directors are present at a meeting of the Board of Directors, or of a committee thereof, which authorizes such contract or transaction and irrespective of whether his or their votes are counted for such purpose. In the absence of fraud, any such contract or transaction may be conclusively authorized or approved as fair and reasonable by:


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          (1) The Board of Directors or a duly empowered committee thereof, by a vote sufficient for such purpose without counting the vote or votes of such interested director or directors (although he or they may be counted in determining the presence of a quorum at the meeting which authorizes such contract or transaction), if the fact of such common directorship, officership or financial interest is disclosed or known to the Board or committee (as the case may be); or

          (2) The shareholders entitled to vote for the election of directors, if such common directorship, officership or financial interest is disclosed or known to such shareholders.

     Notwithstanding the foregoing, no loan, except advances in connection with indemnification, shall be made by the Corporation to any director unless it is authorized by vote of the shareholders without counting any shares of the director who would be the borrower.

                                   ARTICLE III

                                    OFFICERS

     Section 1. Officers. The Board of Directors, as soon as may be practicable after the annual election of directors, shall elect a President and a Secretary and from time to time may elect or appoint one (1) or more Executive Vice Presidents, Senior Vice Presidents, Vice Presidents, a Treasurer and such other officers as it may determine. Any two (2) or more offices may be held by the same person, except that the same person may not hold the offices of President and Secretary unless there be only (1) shareholder. The Board of Directors may also elect one (1) or more Assistant Secretaries and Assistant Treasurers.

     Section 2. Other Officers. The Board of Directors may appoint such other officers and agents as it shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board.

     Section 3. Compensation. The salaries of all officers and agents of the Corporation shall be fixed by the Board of Directors. Any payments made to an officer of the Corporation such as a salary, commission, bonus, interest or rent, or entertainment expenses incurred by him or her, which shall be disallowed in whole or in part as a deductible expense by the Internal Revenue Service, shall be reimbursed by such officer of the Corporation to the full extent of such disallowance. It shall be the duty of the directors, as a Board, to enforce payment of each such amount disallowed. In lieu of payment by the officer, subject to the determination of the directors, proportionate amounts may be withheld from future compensation payments until the amount owed to


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the Corporation has been recovered.

     Section 4. Term of Office and Removal. Each officer shall hold office for the term for which he is elected or appointed, and until his successor has been elected or appointed and qualified. Unless otherwise provided in the resolution of the Board of Directors electing or appointing an officer, his or her term of office shall extend to and expire at the meeting of the Board following the next annual meeting of shareholders. Any officer may be removed by the Board, with or without cause, at any time. Removal of an officer without cause shall be without prejudice to his or her contract rights, if any, and the election or appointment of an officer shall not of itself create contract rights.

     Section 5. Powers and Duties.

     (a) President: The President shall be the chief executive officer of the Corporation, shall have general and active management of the business of the Corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect. He shall also preside at all meetings of the shareholders and the Board of Directors.

     He shall execute bonds, mortgages and other contracts requiring a seal, under the seal of the Corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the Corporation.

     (b) Vice-Presidents: The Vice-Presidents, in the order designated by the Board of Directors, or in the absence of any designation, then in the order of their election, during the absence or disability of or refusal to act by the President, shall perform the duties and exercise the powers of the President, and shall perform such other duties as the Board of Directors shall prescribe.

     (c) Secretary and Assistant Secretaries: The Secretary shall attend all meetings of the Board of Directors and all meetings of the shareholders and record all the proceedings of the meetings of the Corporation and of the Board of Directors in a book to be kept for that purpose and shall perform like duties for the standing committees when required. The Secretary shall give, or cause to be given, notice of all meetings of the shareholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or President, under whose supervision the Secretary shall be. The Secretary shall have custody of the corporate seal of the Corporation and he or she, or an Assistant Secretary, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by his or her signature or by the


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signature of such Assistant Secretary. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by his or her signature.

     The Assistant Secretary or, if there be more than one, the Assistant Secretaries in the order designated by the Board of Directors (or in the absence of any designation, then in the order of their election), shall, in the absence of the Secretary or in the event of his or her inability or refusal to act, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

     (d) Treasurer and Assistant Treasurers: The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all monies and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors.

     He shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the President and the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all his or her transactions as Treasurer and of the financial condition of the Corporation.

     If required by the Board of Directors, the Treasurer shall give the Corporation a bond (which shall be renewed every six (6) years) in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his or her office and for the restoration to the Corporation, in case of his or her death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his or her possession or under his or her control belonging to the Corporation.

     The Assistant Treasurer or, if there shall be more than one (1), the Assistant Treasurers in the order designated by the Board of Directors (or in the absence of any designation, then in the order of their election), shall, in the absence of the Treasurer or in the event of his or her inability or refusal to act, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

     Section 6. Books to be Kept. The Corporation shall keep (a) correct and complete books and records of account, (b) minutes of the proceedings of the shareholders, Board of Directors and any committees of directors, and (c) a current list of the directors


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and officers and their residence addresses. The Corporation shall also keep at its office in the State of New York or at the office of its transfer agent or registrar in the State of New York, if any, a record containing the names and addresses of all shareholders, the number and class of shares held by each and the dates when they respectively became the owners of the record thereof.

     The Board of Directors may determine whether and to what extent and at what times and places and under what conditions and regulations any accounts, books, records or other documents of the Corporation shall be open to inspection, and no creditor, security holder or other person shall have any right to inspect any accounts, books, records or other documents of the Corporation except as conferred by statute or as so authorized by the Board.

     Section 7. Checks, Notes, etc. All checks and drafts on, and withdrawals from the Corporation's accounts with banks or other financial institutions, and all bills of exchange, notes and other instruments for the payment of money, drawn, made, indorsed, or accepted by the Corporation, shall be signed on its behalf by the person or persons thereunto authorized by, or pursuant to resolution of, the Board of Directors.

                                   ARTICLE IV

                       FORMS OF CERTIFICATES AND LOSS AND

                               TRANSFER OF SHARES

     Section 1. Forms of Share Certificates. The shares of the Corporation shall be represented by certificates, in such forms as the Board of Directors may prescribe, signed by the President or a Vice-President and the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer, and may be sealed with the seal of the Corporation or a facsimile thereof. The signatures of the officers upon a certificate may be facsimiles if the certificate is countersigned by a transfer agent or registered by a registrar other than the Corporation or its employee. In case any officer who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Corporation with the same effect as if he or she were such officer at the date of issue.

     Each certificate representing shares issued by the Corporation shall set forth upon the face or back of the certificate, or shall state that the Corporation will furnish to any shareholder upon request and without charge, a full statement of the designation, relative rights, preferences and limitations of the shares of each class of shares, if more than one (1), authorized to be issued and the designation, relative rights, preferences and limitations of


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each series of any class of preferred shares authorized to be issued so far as the same have been fixed, and the authority of the Board of Directors to designate and fix the relative rights, preferences and limitations of other series.

     Each certificate representing shares shall state upon the face thereof:

          (1) That the Corporation is formed under the laws of the State of New York;

          (2) The name of the person or persons to whom issued; and

          (3) The number and class of shares, and the designation of the series, if any, which such certificate represents.

     Section 2. Transfers of Shares. Shares of the Corporation shall be transferable on the record of shareholders upon presentment to the Corporation or a transfer agent of a certificate or certificates representing the shares requested to be transferred, with proper indorsement on the certificate or on a separate accompanying document, together with such evidence of the payment of transfer taxes and compliance with other provisions of law as the Corporation or its transfer agent may require.

     Section 3. Lost, Stolen or Destroyed Share Certificates. No certificate for shares of the Corporation shall be issued in place of any certificate alleged to have been lost, destroyed or wrongfully taken, except, if and to the extent required by the Board of Directors, upon:

          (1) Production of evidence of loss, destruction or wrongful taking;

          (2) Delivery of a bond indemnifying the Corporation and its agents against any claim that may be made against it or them on account of the alleged loss, destruction or wrongful taking of the replaced certificate or the issuance of the new certificate;

          (3) Payment of the expense of the Corporation and its agents incurred in connection with the issuance of the new certificate; and

          (4) Compliance with such other reasonable requirements as may be imposed.

                                    ARTICLE V

                                  OTHER MATTERS


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     Section 1. Corporate Seal. The Board of Directors may adopt a corporate seal, alter such seal at pleasure, and authorize it to be used by causing it or a facsimile to be affixed or impressed or reproduced in any other manner.

     Section 2. Fiscal Year. The fiscal year of the Corporation shall be the year ending September 30.

     Section 3. Amendments. By-laws of the Corporation may be adopted, amended or repealed by vote of the holders of the shares at the time entitled to vote in the election of directors. By-laws may also be adopted, amended or repealed by the Board of Directors, but any by-law adopted by the Board may be amended or repealed by the shareholders entitled to vote thereon as hereinabove provided.

     If any by-law regulating an impending election of directors is adopted, amended or repealed by the Board of Directors, there shall be set forth in the notice of the next meeting of shareholders for the election of directors the by-law so adopted, amended or repealed, together with a concise statement of the changes made.

     Section 4. Indemnification. The Corporation shall, to the extent legally permissible, indemnify any person serving or who has served as a director or officer of the Corporation, or at its request as a director, officer, trustee, employee or other agent of any organization in which the Corporation owns shares or of which it is a creditor, against all liabilities and expenses, including amounts paid in satisfaction of judgments, in compromise, or as fines or penalties, and counsel fees, reasonably incurred by him or her in connection with the defense or disposition of any action, suit or other proceeding, whether civil or criminal, in which he or she may be involved or with which he or she may be threatened, while serving, or thereafter, by reason of his or her being or having been such a director, officer, trustee, employee or agent, except with respect to any matter as to which he or she shall have been adjudicated in any proceeding not to have acted in good faith in the reasonable belief that his or her action was in the best interests of the Corporation; provided, however, that as to any matter disposed of by a compromise payment by such director, officer, trustee, employee or agent, pursuant to a consent decree or otherwise, no indemnification either for said payment or for any other expenses shall be provided unless:

          (a) such compromise shall be approved as in the best interests of the Corporation, after notice that it involves such indemnification:

               (i) by a disinterested majority of the directors, then in office; or

               (ii) by the holders of a majority of the outstanding stock of the Corporation at the time entitled to

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          vote for directors, voting as a single class, exclusive of any stock owned by any interested director or officer; or

          (b) in the absence of action by disinterested directors or shareholders, there has been obtained at the request of a majority of the directors then in office an opinion in writing of independent legal counsel to the effect that such director, officer, trustee, employee or agent appears to have acted in good faith in the reasonable belief that his or her action was in the best interest of the Corporation.

Expenses, including counsel fees, reasonably incurred by any such director, officer, trustee, employee or agent in connection with the defense or disposition of any such action, suit or other proceeding may be paid from time to time by the Corporation in advance of the final disposition thereof upon receipt of an undertaking by such individual to repay the amounts so paid by the Corporation if it is ultimately determined that indemnification for such expenses is not authorized under this section. The right of indemnification hereby provided shall not be exclusive of or affect any other rights to which any such director, officer, trustee, employee or agent may be entitled. Nothing contained in this Article shall affect any rights to indemnification to which corporate personnel other than directors, officers, trustees, employees or agents may be entitled by contract or otherwise under law. As used in this section, the terms "director", "officer", "trustees", "employee" and "agent" include their respective heirs, executors and administrators, and an "interested" director, officer, trustee, employee or agent is one against whom in such capacity the proceedings in question, or other proceedings on the same or similar grounds, are then pending.

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